        Morgan Stanley Institutional Fund Inc. Emerging Markets Portfolio
                          Item 77(O) 10F-3 Transactions
                         January 1, 2008 - June 30, 2008

                                                             Amount of       % of      % of
                                  Offering       Total        Shares       Offering    Funds
Security   Purchase/   Size of    Price of     Amount of     Purchased     Purchased   Total                          Purchased
Purchased  Trade Date  Offering    Shares      Offering       By Fund       By Fund    Assets       Brokers             From
---------  ----------  --------   --------  --------------   ----------    ----------  -------   ------------------  ------------

New World   05/06/08      -        $13.25   $1,099,926,808    133,802        0.16%     0.05%     Morgan Stanley,     Goldman Sachs
Resources                                                                                        Goldman Sachs
  BV                                                                                             International,
                                                                                                 JPMorgan
                                                                                                 Cazenove,
                                                                                                 CitiGroup Global
                                                                                                 Markets Limited,
                                                                                                 Barclays
                                                                                                 Capital, Erste
                                                                                                 Bank, Patria
                                                                                                 Finance,
                                                                                                 Unicredit
                                                                                                 markets &
                                                                                                 Investment
                                                                                                 Banking
                                                                                                 (Unicredit CAIB
                                                                                                 UK Ltd. And
                                                                                                 Unicredit CAIB
                                                                                                 Poland S.A.),
                                                                                                 Wood & Company,
                                                                                                 Ceska Sporitelna,